UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 19, 2021

vTv Therapeutics Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37524 (Commission File No.)	47-3916571 (IRS Employer Identification No.)

3980 Premier Drive, Suite 310 High Point, NC (Address of principal executive offices)	27265 (Zip Code)

(336) 841-0300

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	VTVT	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 19, 2021, (the “Effective Date”) Stephen Holcombe announced his retirement as Chief Executive Officer and as an employee of vTv Therapeutics Inc. (the “Company”) , effective as of the Effective Date. In connection with Mr. Holcombe’s retirement, he did not express any disagreement on any matter relating to the Company’s operations, policies or practices. As of the Effective Date, Mr. Holcombe will transition to the role of Strategic Advisor to the Chief Executive Officer until the first anniversary of the Effective Date.

In connection with his transition, the Company entered into a retirement agreement with Mr. Holcombe (the “Retirement Agreement”), pursuant to which Mr. Holcombe is entitled to a cash severance payment at a rate of $450,000 per year payable in monthly or bi-weekly installments through December 31, 2022, a bonus for the year ending December 31, 2021 and continued medical coverage at the same cost as active employees for 12 months. In addition, Mr. Holcombe’s outstanding options to acquire shares of Class A common stock of the Company will continue to vest and remain outstanding through the expiration of the original ten year term. The payments under the Retirement Agreement are conditioned on a release of claims by Mr. Holcombe in favor of the Company as well as his continued compliance with his post-employment restrictive covenants. The Retirement Agreement provides that Mr. Holcombe will provide services as a consultant and Strategic Advisor to the Chief Executive Officer, until December 31, 2022 and the Company will pay Mr. Holcombe at the rate of $150,000 per annum for such consulting services.

On the Effective Date, the Company announced that the Board has appointed Deepa Prasad as President and Chief Executive Officer and as a member of the Board. Ms. Prasad’s appointment will be effective on the Effective Date. Ms. Prasad will serve as a director to hold office until the Company’s 2022 annual meeting of stockholders or until her successor is duly elected and qualified and will not serve on any of the Board’s committees.

Ms. Prasad, age 41, is a Managing Director at WestRiver Group (“WRG”), leading investments in healthcare innovation. Ms. Prasad led WRG’s investments in Design Therapeutics (NASDAQ: DSGN), Ginger (now $3B Headspace Health), and Curai. She currently sits on the Board of Design Therapeutics and Lumen Biosciences and as a Board Observer of Viome. In June 2021, she was awarded the Falk Marques General Partners Rising Star Award sponsored by Deloitte. Ms. Prasad brings over 20 years of healthcare experience spanning investment banking, general management, startups and legislation. Prior to joining WRG in 2019, Ms. Prasad served as Chief of Staff at Blue Shield from 2018 to 2019, General Manager / Regional VP at Optum (NYSE: UNH) from 2017 to 2018, Head of Managed Care at California Hospital Association (one of the largest healthcare lobbyists in the U.S.) from 2014 to 2017, and VP of Financial Strategy and Business Development at Coherus Biosciences (NASDAQ: CHRS) from 2012 to 2014. For the majority of her career, Ms. Prasad worked in healthcare investment banking focusing on biotech private placements and buyside/sellside M&A. Ms. Prasad currently serves on the Committee for Innovation and Entrepreneurship at UC Davis and as a Charter Member for TiE, a non-profit global network of entrepreneurs and VCs. She earned her bachelor’s degree in Business Administration from the University of California, Berkeley and her MBA from the Kellogg School of Management at Northwestern University with an emphasis in Health Industry Management.

There are no arrangements or understandings between Ms. Prasad and any other persons pursuant to which she was selected as President and Chief Executive Officer of the Company. Ms. Prasad has no familial relationships with any executive officer or director of the Company. There have been no transactions in which the Company has participated and in which Ms. Prasad had a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

On the Effective Date, Ms. Prasad entered into an employment agreement with the Company (the “Prasad Employment Agreement”). The Prasad Employment Agreement provides for a term through December 31, 2024 with a base salary of not less than $650,000, and a cash bonus of 100% of her base salary, based on achievement of performance targets. The Prasad Employment Agreement also provides for the grant of stock options (the “Options”) to purchase 2,498,635 shares of the Class A common stock of the Company at an exercise price of $1.47 per share pursuant to an inducement award agreement (the “Inducement Award Agreement”). Subject to potential acceleration upon the achievement of certain performance metrics as set forth in the Inducement Award Agreement, the Options will vest on the third anniversary of the grant date. Upon certain terminations of employment, a portion of the Options will vest on a pro rata basis based on the number of days employed during the three year term. The grant of Options was made as an inducement grant under NASDAQ Listing Rule 5635(c)(4).

Ms. Prasad will be eligible for other standard employee benefits. If her employment is terminated by us without “cause” or she resigns for “good reason,” in each case as set forth in the Prasad Employment Agreement, then subject to the execution of a release of claims, Ms. Prasad shall receive as severance pay (i) six months base salary payable in installments (less any offset); (ii) continuation COBRA coverage for six months with the costs of the premiums shared in the same proportion as before the termination on the date of termination (unless this would result in penalty taxes imposed on us); and (iii) payment of the cash bonus for the year prior to the year of termination to the extent earned, but not yet paid. In addition, Ms. Prasad will be entitled to accrued benefits.

The Prasad Employment Agreement contains other customary terms and conditions, including a two year post-employment non-compete, a two year post-employment non-solicit and other nondisclosure of confidential information, intellectual property and non-disparagement provisions.

The foregoing summaries of the material terms of the Retirement Agreement, the Prasad Employment Agreement and the Inducement Award Agreement are subject to the full and complete terms of the agreements, copies of which are filed as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, hereto and are incorporated herein by reference. A copy of the press release regarding the above matters is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Retirement Agreement
10.2	Prasad Employment Agreement
10.3	Inducement Award Agreement
99.1	Press Release
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VTV THERAPEUTICS INC.

By:	/s/ Robin E. Abrams
Name:	Robin E. Abrams
Title:	Executive Chair

Dated: October 20, 2021